EXHIBIT 16.1

Deloitte.

Deloitte & Touche LLP

111 S. Wacker Drive

Chicago, IL 60606

USA

March 30, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Lands’ End, Inc.’s Form 8-K/A dated March 14, 2022, and to be filed on March 30, 2022, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP